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                                                                    EXHIBIT 23.1

                                   CONSENT OF
                      GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

We hereby consent to the inclusion in the Form 10-K of Ivanhoe Energy Inc. for 2001 of our report dated March 11, 2002 on oil and gas reserves of Ivanhoe Energy Inc. and subsidiaries.


                                          Yours very truly,

                                          GILBERT LAUSTSEN JUNG ASSOCIATES LTD.

                                          /s/   WAYNE W. CHOW
                                          ------------------------------------
                                          Wayne W. Chow, P. Eng.
                                          Vice-President

                                          March 13, 2002